EXHIBIT 10-D
(SAMPLE)

                                   Exhibit A
                           DESIGNATION OF BENEFICIARY




Pursuant to the terms of an EXECUTIVE SUPPLEMENTAL INCOME PLAN AGREEMENT, dated _____________________, between myself and First National Bank of Vicksburg, I hereby designate the following beneficiary(ies) to receive my payments which may be due under such Agreement after my death:


Primary Individual Beneficiary(ies):

______________________________   __________________________________
     Name                              Relationship

______________________________   __________________________________
     Name                              Relationship



Contingent Individual Beneficiary(ies):

_______________________________  __________________________________
     Name                              Relationship

_______________________________  __________________________________
     Name                              Relationship


This designation hereby revokes any prior designation which may have been in effect.

                                 Date:_____________________________


_______________________________  __________________________________
     Witness                            Officer



Acknowledged By: __________________________________________________
                                                    Title

                       EXECUTIVE SUPPLEMENTAL INCOME PLAN

                            EXECUTIVE BENEFIT SHEET



NAME:  OFFICER

PLAN COMPENSATION:  $351,000



                   YOUR BENEFITS
                   -------------
     Family Income - In the event of your
     death prior to age 65, your family
     will receive an annual income for
     one year from the Bank
     in the amount of.............................   $39,000.00

     for 4 years thereafter, an annual
     income in the amount of......................   $29,250.00

     and for 10 years thereafter, an annual
     income in the amount of......................   $19,500.00



*    This projection does not constitute a benefit agreement.
     Actual benefits are provided by a separate agreement which must be executed by the Bank and the Individual selected to participate.



                               HOW THE PLAN WORKS

As a participant in the EXECUTIVE SUPPLEMENTAL INCOME PLAN, there will be no reduction in your take-home pay. Also, you will pay no taxes during the years prior to death. When your family receives the benefits upon your death, they will be taxed as salary.

These benefits are provided to you by the Bank and are in addition to Social Security, and any other benefit which you may be entitled to participate in such as Pension Plan, ESOP and other fringe benefits provided by the Bank.

                    EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

                                (Pre-Retirement)



         THIS AGREEMENT is entered into this _____day of ______________1993, by and between First National Bank (hereinafter called the "BANK"), party of the first part, and _________________ (hereinafter called "EMPLOYEE"), party of the second part.



                                  WITNESSETH:



         WHEREAS, Employee has been employed by the Bank in an executive capacity and has discharged all duties in a capable and efficient manner resulting in substantial profits to the Bank; and



         WHEREAS, the Bank desires to retain the services of Employee and realizes that if the Employee were to enter into competition with the Bank it may suffer financial loss; and



         WHEREAS, Employee is willing to remain in the employment of the Bank if the Bank will agree to pay the Employee's spouse or designated beneficiaries, certain annual amounts, all in accordance with the provisions and conditions set forth hereinafter;



         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Bank agrees that, provided Employee shall die prior to attaining age sixty-five (65), and provided further that such death occurs while Employee is still in the active employment of the Bank, that commencing with the first day of the month following the month in which Employee shall die, it will pay Employee's spouse, if then living, the sum of Thirty-Nine Thousand and 00/100 Dollars ($39,000.00) per annum for one (1) year, payable in equal installments of Three Thousand Two Hundred Fifty and 00/100 Dollars ($3,250.00) each for twelve (12) months immediately following the death of Employee; and at the conclusion of the first twelve-month period following Employee's death, the Bank will pay the sum of Twenty-Nine Thousand Two Hundred Fifty and 00/100 Dollars ($29,250.00) per annum for four (4) years payable in equal installments of Two Thousand Four Hundred Thirty-Seven and 50/100 Dollars ($2,437.50) per month for forty eight (48) months; and at the conclusion of this four-year period following Employee's death, the Bank will pay the sum of Nineteen Thousand Five Hundred and 00/100 Dollars ($19,500) per annum for ten
(10) years, payable in equal installments of One Thousand Six Hundred Twenty-Five and 00/100 Dollars ($1,625.00) per month for one hundred twenty
(120) months subject to the conditions and limitations set out elsewhere in this Agreement; payable upon the first business day of each month. If said spouse shall have predeceased Employee or should die during the one hundred eighty (180) months following Employee's death, the balance of such payments shall be made on the same monthly basis to the designated beneficiaries of Employee living at Employee's death or the death of Employee's spouse, whichever is later, share and share alike, until the Bank shall have made said one hundred eighty (180) monthly payments. If, at the date of death of the Employee, no spouse or duly designated Beneficiary exists, or if the spouse or designated beneficiary shall have died prior to the death of the Employee, or if the Employee has revoked a prior designation by a writing filed with the Bank without having filed a new designation, then any death benefits which would have been payable to the Beneficiary shall be payable to the Employee's surviving children, equally; of if none survive, then to the Employee's estate.

         2. The Bank agrees that if Employee's spouse and designated beneficiaries shall die before receiving the said one hundred eighty (180) monthly payments, the balance of each payment shall be made to the Employee's Estate until the Bank shall have made one hundred eighty (180) monthly payments.

         3. It is agreed that neither Employee nor spouse or designated beneficiaries shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder which payments and the right thereto are expressly declared to be nonassignable and nontransferable, and any attempted assignment shall be void.

         4. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators or the successors of any of the aforementioned.

         5. If Employee shall voluntarily terminate employment during Employee's lifetime, or if employment shall be terminated by the Board of Directors of the Bank during Employee's lifetime, this Agreement shall automatically terminate and the Bank shall have no further obligation hereunder.

         6. During the lifetime of Employee, this Agreement may be amended or revoked at any time in whole or in part by the Bank.

         7. Notwithstanding anything to the contrary in this Agreement, the benefit otherwise provided herein shall not be payable if the Employee's death results from suicide, whether sane or insane within two years after the execution of this Agreement.

         8. The Bank's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be obligated under any circumstances to fund its obligations under this Agreement. The Bank may,however, at its sole and exclusive option, elect to informally fund this Agreement in whole or in part.

         9. This Agreement shall not be deemed to create a contract of employment between the Bank and the Employee and shall create no right in the Employee to continue in the Bank's employ for any specific period of time, or to create any other rights in the Employee or obligations on the part of the Bank, except as are set forth in this Agreement. Nor shall this Agreement restrict the right of the Bank to terminate the Employee or restrict the right of the Employee to terminate his employment.

         10. The rights of the Employee, any designated recipient of the Employee, or any other person claiming through the Employee under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The employee, the designated recipient of the Employee, or any other person claiming through the Employee, shall only have the right to receive from the Bank those payments as specified under this Agreement.

         11. The Employee agrees that he, his designated recipient, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the

Employee or his recipients. Nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

         12. The Bank reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Employee, the Employee's spouse, estate, designated recipients, or any other person claiming through the Employee. In the event the Bank determines to accelerate these payments, the present value of any future payments shall be paid to the recipient. The current federal reserve discount rate which is charged on loans to the Bank shall be used in discounting any payments as determined by the employer.

         13. This Agreement shall be governed by the laws of the State or Commonwealth wherein the Bank has its main office.

         14. In the event that any of the provisions, or portion thereof, of this Agreement are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

         15. For purposes of this Agreement the Employee shall designate a Beneficiary on forms furnished by the Bank. (a copy of which is attached hereto and labeled Exhibit A.) Such Employee may then from time to time change the designated Beneficiary by written notice to the Bank and upon such change,the rights of all previously designated Beneficiaries to receive any benefits under this Agreement shall cease.

         16. If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or a custodian determined pursuant to the Uniform Gift to Minors Act, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

         17. This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.



                                                --------------------------------
                                                Officer



-----------------------------------
             Witness



         Approved by authorized officer of the Bank:



                                                --------------------------------
                                                Authorized Officer        Title